UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2017

CVS HEALTH CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 2, 2017, CVS Health Corporation (the “Company”) appointed Jonathan C. Roberts as Executive Vice President and Chief Operating Officer of the Company, a newly created position within the Company. Mr. Roberts, 61, has most recently served as Executive Vice President of the Company and President of CVS Caremark, the Company’s pharmacy services segment, since September 2012. He was Executive Vice President of the Company and Chief Operating Officer of CVS Caremark from October 2010 to August 2012. From January 2009 to October 2010, Mr. Roberts served as Executive Vice President of Rx Purchasing, Pricing and Network Relations of the Company. Prior to that, Mr. Roberts served as Senior Vice President and Chief Information Officer of the Company from January 2006 to January 2009.

As Executive Vice President and Chief Operating Officer, Mr. Roberts will receive an annual base salary of $1,050,000. Additionally, Mr. Roberts will continue to participate in the Company’s (i) annual cash incentive plan, (ii) long-term incentive plan and (iii) annual equity award plan, consisting of both stock options and restricted stock units, in accordance with the Company’s practices for senior executives generally.

Mr. Roberts has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing the above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9. Financial Statements and Exhibits
Item 9.01. Financial Statements
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 2, 2017, of CVS Health Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and
Chief Financial Officer

Dated: March 2, 2017